Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------

We consent to the incorporation by reference in Registration Statement No. 333-71077 of First Cash Financial Services, Inc. on Form S-3 and Registration Statement No. 333-73391 on Form S-8 of our report dated January 21, 2000, appearing in this Annual Report on Form 10-K of First Cash Financial Services, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP


Fort Worth, Texas
March 30, 2000